XBP Global Holdings, Inc. Reports First Quarter 2026 Financial Results

May 14, 2026

IRVING, TX, May 14, 2026 (GLOBE NEWSWIRE) – XBP Global Holdings, Inc. (“XBP Global” or “the Company”) (NASDAQ: XBP), a multinational technology and services company orchestrating mission-critical systems that enable hyper- automation and digital transformation, today announced its financial results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights

•	Revenue totaled $197.1 million, a decline of 14.2% year-over-year on a pro forma basis1
•	Gross margin was 22.9%, a 70 basis point increase year-over-year on a pro forma basis1
•	Net loss of $26.8 million
•	Normalized EBITDA2 of $15.6 million, a decrease of 39.9% year-over-year on a pro forma basis1
•	Closed $108.1 million of total TCV, a 68.8% increase year-over-year and 45.1% above the trailing four quarter average1,3
•	Closed $27.3 million of new ACV, a 3.7% decrease year-over-year and 4.4% above the trailing four quarter average1,3
•	The Company expects to achieve $55 to $60 million in annualized operational efficiencies resulting from Company-wide automation efforts, with a significant portion of the underlying actions implemented during the first half of 2026
•	The Company expects an approximate 20% reduction in global headcount by the end of 2026, subject to the timing and execution of its automation initiatives compared to year-end 2025, as the Company transitions to a high-productivity, AI-first operating model
•	Announced approval by XBP’s Board of Directors to initiate a formal process to explore strategic alternatives to enhance value for all stakeholders
•	Results reflect an ongoing transition in the Company’s operating model, with revenue and earnings trends impacted by legacy contract dynamics, while bookings and pipeline growth are expected to support future performance

“Disciplined management and increased automation have resulted in our third consecutive quarter of margin expansion, and we believe these efforts will support a more substantial uplift in the coming quarters,” said Andrej Jonovic, CEO of XBP Global. “Our sales pipeline is gaining momentum, we are fundamentally altering our operating model through ambitious use of automation, and we expect this to translate to improved margin profile and materially higher revenue per employee in the second half of the year.”

“Separately, we announced today that our Board has approved an exploration of strategic alternatives. We believe this is a necessary step to evaluate opportunities to enhance value for XBP stakeholders, position XBP Global for long-term growth, and create financial flexibility to invest in our core growth engines and AI-first initiatives.”

There can be no assurance that the exploration of strategic alternatives will result in any transaction or other strategic outcome, and the Company has not set a timetable for the completion of this process.

First Quarter 2026 Segment Results4:

	Revenue (in $’000)			Gross Margin
	Q1 2026	Q1 20254	Y/Y (%)	Q1 2026	Q1 20254	Y/Y (%)
Applied Workflow Automation	$178,426	$204,253	-12.6%	19.9%	17.3%	+260 bps
Technology	18,706	25,431	-26.4%	52.4%	61.7%	-930 bps
Total	$197,132	$229,686	-14.2%	22.9%	22.2%	+70 bps

Below are the notes referenced above:

(1)	Pro forma results reflect the combined company as if the Exela Technologies BPA, LLC (together with its subsidiaries and certain affiliates “BPA”) acquisition had occurred on January 1, 2024, and include adjustments to provide period-to-period comparability where the reported results exclude XBP Europe until July 31, 2025.
(2)	Normalized EBITDA is a non-GAAP measure. A reconciliation of non-GAAP measures is attached to this release.
(3)	Total Contract Value (“TCV”) represents the initial estimated revenue related to contracts signed in the period without regard for early termination or revenue recognition rules. Changes to contracts and scope are treated as TCV only to the extent of the incremental new value. New TCV represents TCV attributable to expansion and new scope for existing clients, as well as TCV attributable to new clients. Annual contract value (“ACV”) represents the annualized value of the TCV, calculated by dividing the TCV of each individual contract by its respective duration in years.
(4)	Presented on a pro forma basis for the combined company, as if the acquisition of BPA had been consummated on January 1, 2024.

Earnings Call and Supplemental Investor Presentation

The Company will host a live conference call at 5:00 pm Eastern Time on May 14, 2026, accompanied by a live webcast. Hosting the call will be Andrej Jonovic, Chief Executive Officer, Dejan Avramovic, Chief Financial Officer, and Mike Shufeldt, Chief Revenue Officer.

Participant Call-In Registration: Participants who wish to join the conference by telephone must register using the following dial-in registration link to receive the dial-in number and a personalized PIN code that will be required to access the call: https://register-conf.media-server.com/register/BIf2fe6a6b62164945946dae9bd02995a5.

Participant Live Webcast Registration: To access the live webcast, please visit https://edge.media- server.com/mmc/p/svpo92yg or XBP Global’s Investor Relations website at https://investors.xbpglobal.com/.

Rebroadcast: Following the live webcast, a replay will be available on XBP Global’s Investor Relations website.

An investor presentation relating to our first quarter 2026 performance will be available at https://investors.xbpglobal.com.

About Pro Forma Financial Information

This press release includes certain pro forma financial information, which is presented for informational purposes only and is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Pro forma results are presented on an unaudited basis as if the acquisition of BPA had been consummated on January 1, 2024, regardless of the actual closing date.

For financial reporting purposes, BPA is treated as the accounting acquirer, and results exclude XBP Europe until July 31, 2025. As a result, reported results for periods prior to July 31, 2025 are not comparable to previous annual earnings results presented by the Company.

Pro forma financial information is intended to provide investors with a clearer understanding of the underlying performance and trends of the combined business by illustrating the impact of the acquisition on historical results. These results are designed to facilitate period-to-period comparisons and enhance transparency into ongoing operations.

Pro forma information is based on certain assumptions and adjustments, including the elimination of intercompany transactions, acquisition-related costs, and the alignment of accounting policies, as described in the accompanying tables and footnotes. This information is unaudited and does not purport to represent what actual results would have been had the acquisition occurred at the dates indicated, nor does it project future results.

Pro forma financial information should be read in conjunction with historical financial statements, related notes, and the pro forma adjustments and explanatory notes included in this release.

About Non-GAAP Financial Measures

This press release also includes certain non-GAAP financial measures, including EBITDA, Normalized EBITDA, and Pro Forma Normalized EBITDA, which are not prepared in accordance with GAAP.

Management believes these non-GAAP measures are useful supplemental measures; however, investors are encouraged to review the Company’s GAAP results and not rely on any single financial measure.

These measures provide investors with additional insight into financial performance, results of operations, and liquidity, and help facilitate comparisons of underlying business trends across periods. Management uses these measures to evaluate performance consistently by excluding the effects of capital structure (such as varying debt levels, interest expense, and transaction costs from acquisitions).

We define EBITDA as net income (loss), plus taxes, interest expense, and depreciation and amortization. We define Normalized EBITDA as EBITDA plus non-recurring transaction costs, non-cash equity compensation, restructuring and related expenses, loss/(gain) on sale of assets, impairment of goodwill and other non-recurring items such as reorganization items. We define Pro Forma Normalized EBITDA as Normalized EBITDA plus management’s estimates of the impact of the accounting acquisition of XBP Europe and reorganization of BPA, had such transactions occurred at the beginning of the earliest period presented. Non-GAAP financial measures should not be considered in isolation or as alternatives to liquidity or financial measures determined in accordance with GAAP. A limitation of these measures is that they exclude significant expenses and income required by GAAP to be recorded in the financial statements. In addition, the determination of which items to exclude or include requires the application of management judgement, and these measures may not be comparable to similarly titled measures reported by other companies.

These measures are not required to be uniformly applied, are unaudited, and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP, and their presentation may not be comparable to similar measures used by other companies. Net loss is the GAAP measure most directly comparable to the non- GAAP measures presented here. For a reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or similar expressions. All forward-looking statements are based on estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These include, but are not limited to: (1) risks related to the acquisition and related restructuring, including the inability to realize anticipated benefits, disruptions to operations, and costs associated with the acquisition; (2) legal proceedings; (3) failure to maintain compliance with Nasdaq listing standards; (4) competition and market conditions; (5) economic, geopolitical, and regulatory changes; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in the Company’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. XBP Global undertakes no obligation to update these statements, except as required by law. There is no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

About XBP Global

XBP Global is a multinational technology and services company powering intelligent workflows for organizations worldwide. With a presence in 20 countries and approximately 10,200 employees, XBP Global partners with over 2,000 clients, including many of the Fortune 100, to orchestrate mission-critical systems that enable hyper-automation.

Our proprietary platforms, agentic AI-driven automation, and deep domain expertise across industries and the public and private sectors enable our clients to entrust us with their most impactful digital transformations and workflows. By combining innovation with execution excellence, XBP Global helps businesses reimagine how they work, transact, and unlock value.

For more news, commentary, and industry perspectives, visit: https://www.xbpglobal.com/

And please follow us on social:

X: https://X.com/XBPglobal

LinkedIn: https://www.linkedin.com/company/xbpglobal/

The information posted on XBP Global’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Global should monitor XBP Global’s website and its social media accounts in addition to XBP Global’s press releases, SEC filings and public conference calls and webcasts.

Investor Relations: David Shamis, CFA, investors@xbpglobal.com | Media Queries: Srushti Rao, press@xbpglobal.com

XBP Global Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

As of March 31, 2026 (Successor) and December 31, 2025 (Successor)
(in thousands of United States dollars except share and per share amounts)

	Successor
	Consolidated
	March 31,
	2026 (Unaudited)	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$28,464	$37,113
Restricted cash	24,639	31,553
Accounts receivable, net of allowance for credit losses of $4,927 and $5,660, respectively	130,253	130,281
Related party receivables and prepaid expenses	987	736
Inventories, net	11,385	11,365
Prepaid expenses and other current assets	26,681	28,699
Total current assets	222,409	239,747
Property, plant and equipment, net of accumulated depreciation of $15,074 and $11,094, respectively	78,055	82,956
Operating lease right-of-use assets, net	27,856	30,339
Goodwill	189,881	189,881
Intangible assets, net	335,232	344,080
Other noncurrent assets	18,008	15,094
Total assets	$871,441	$902,097

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities
Current portion of long-term debt	$32,260	$34,334
Accounts payable	69,775	55,700
Related party payables	4,968	5,343
Income tax payable	5,747	6,158
Accrued liabilities	51,987	47,101
Accrued compensation and benefits	56,892	56,314
Accrued interest	9,374	13,685
Customer deposits	18,359	21,691
Deferred revenue	14,197	11,881
Obligation for claim payment	53,203	55,632
Current portion of finance lease liabilities	4,325	4,390
Current portion of operating lease liabilities	9,592	9,814
Total current liabilities	330,679	322,043
Long-term debt, net of current maturities	348,947	353,267
Finance lease liabilities, net of current portion	5,818	6,857
Net defined benefit liability	6,161	6,241
Deferred income tax liabilities	48,546	52,595
Long-term income tax liabilities	11,188	10,554
Operating lease liabilities, net of current portion	20,224	22,530
Other long-term liabilities	37,318	40,671
Total liabilities	808,881	814,758
Commitments and Contingencies (Note 9)

Stockholders’ Equity
Common stock, par value of $0.0001 per share; 400,000,000 shares authorized; 11,768,050 shares issued and outstanding as of March 31, 2026 and 11,755,434 shares issued and outstanding as of December 31, 2025	12	12
Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; none issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid in capital	438,406	437,995
Accumulated deficit	(377,885)	(351,123)
Accumulated other comprehensive profit (loss):
Foreign currency translation adjustment	419	(1,263)
Unrealized pension actuarial gains, net of tax	1,608	1,718
Total accumulated other comprehensive profit	2,027	455
Total stockholders’ equity	62,560	87,339
Total liabilities and stockholders’ equity	$871,441	$902,097

XBP Global Holdings, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Operations

For the three months ended March 31, 2026 (Successor) and March 31, 2025 (Predecessor)

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Successor	Predecessor
	Consolidated	Combined and Consolidated
	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025
Revenue	$197,085	$190,495
Related party revenue	47	1,484
Cost of revenue (exclusive of depreciation and amortization)	151,897	150,645
Selling, general and administrative expenses (exclusive of depreciation and amortization)	42,814	22,262
Depreciation and amortization	14,849	10,535
Related party expense, net	2,653	2,553
Operating profit (loss)	(15,081)	5,984
Other expense (income), net:
Interest expense, net	14,069	23,780
Debt modification and extinguishment costs, net	—	109
Sundry expense (income), net	(392)	1,312
Other income, net	(561)	(23)
Loss before reorganization items and income taxes	(28,197)	(19,194)
Reorganization items	—	(60,845)
Profit (loss) before income taxes	(28,197)	41,651
Income tax expense (benefit)	(1,435)	2,028
Net profit (loss)	$(26,762)	$39,623
Net loss per common share
Basic and diluted	(2.28)

XBP Global Holdings, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Cash Flows

For the three months ended March 31, 2026 (Successor) and March 31, 2025 (Predecessor)

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Successor	Predecessor
	Consolidated	Combined and Consolidated
	Three Months Ended March 31,	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net profit (loss)	$(26,762)	$39,623
Adjustments to reconcile net profit (loss) to cash used in operating activities
Depreciation and amortization	14,849	10,535
Original issue discount, debt premium and debt issuance cost amortization	1,832	(17,272)
Reorganization items	—	(81,383)
Interest on BR Exar AR Facility	—	(669)
Debt modification and extinguishment loss (gain), net	—	109
Provision for credit losses	(611)	488
Deferred income tax provision	(4,182)	375
Equity-based compensation expense	484	105
Unrealized foreign currency loss	37	3
Loss on sale of assets	225	—
Fair value adjustment for private warrants liability	(2)	—
Payment-in-kind interest	1,174	—
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	639	(26,379)
Prepaid expenses and other current assets	(1,109)	1,817
Accounts payable and accrued liabilities	9,148	29,181
Related party receivables (payables)	(626)	(185)
Additions to outsourced contract costs	(141)	(67)
Net cash used in operating activities	(5,045)	(43,719)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,088)	(1,270)
Additions to internally developed software	(552)	(506)
Proceeds from sale of assets	84	3
Net cash used in investing activities	(1,556)	(1,773)

Cash flows from financing activities
Cash paid for debt issuance costs	(834)	(57)
Cash paid for withholding taxes on vested RSUs	(73)	—
Principal payments on finance lease obligations	(1,101)	(1,194)
Borrowings from other loans	10,236	441
Proceeds from Super Senior Term Loan	4,000	—
Proceeds from ABL Facility	133,700	—
Repayments on ABL Facility	(141,376)	—
Repayment of Second Lien Note	(3,250)	—
Proceeds from DIP New Money Loans	—	50,000
Borrowing under BR Exar AR Facility	—	10,675
Repayments under BR Exar AR Facility	(1,440)	(12,286)
Borrowing under Amended BR Exar AR Facility	20,000	—
Repayments under Amended BR Exar AR Facility	(10,290)	—
Repayments on 2028 Term Loan Facilities	(817)	—
Principal repayments on senior secured term loans and other loans	(17,208)	(9,326)
Net cash provided by (used in) financing activities	(8,453)	38,253
Effect of exchange rates on cash, restricted cash and cash equivalents	(509)	108
Net decrease in cash, restricted cash and cash equivalents	(15,563)	(7,131)
Cash, restricted cash and cash equivalents
Beginning of period	68,666	64,067
End of period	$53,103	$56,936
Supplemental cash flow data:
Income tax payments, net of refunds received	$1,261	$1,219
Interest paid	14,705	4,356
Cash paid for reorganization items	—	20,538
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	467	2,315
Amendment fee payable on Amended BR Exar Facility accrued	1,000	—
Accrued capital expenditures	46	3

Reconciliation of Revenue and Gross Profit As Reported to Combined Pro Forma Revenue and Gross Profit for the Three Months Ended March 31, 2026

(in thousands of United States dollars)
(Unaudited)

	Q1 2026	Q1 2025
As Reported Revenue	$197,132	$191,979
Intercompany Eliminations		-1,626
Revenue Adjustment for XBP Europe		39,332
Pro Forma Revenue	$197,132	$229,686
As Reported Cost of Revenue	$151,897	$150,645
Intercompany Eliminations		1,742
Cost of Revenue Adjustment for XBP Europe		26,308
Pro Forma Cost of Revenue	$151,897	$178,693
As Reported Gross Profit	$45,235	$41,334
Intercompany Eliminations		-3,368
Gross Profit Adjustment for XBP Europe		13,025
Pro Forma Gross Profit	$45,235	$50,992

Reconciliation of Net Income to Pro Forma Normalized EBITDA for the Three Months Ended March 31, 2026

(in thousands of United States dollars)
 (Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss)	$(26,762)	$39,619
XBP Europe Net Loss		(4,348)
Pro Forma Net Income (Loss)	$(26,762)	$35,271
Income tax expense	(1,435)	2,790
Interest expense (income), net	14,069	25,515
Depreciation and amortization	14,849	11,194
Pro Forma EBITDA	$721	$74,769
Reorganization items	8,616	(60,845)
Optimization and restructuring expenses (1)	2,731	2,825
Severance	1,327	1,653
Foreign exchange losses, net	746	(71)
Non-cash equity compensation (2)	484	3,923
Transaction and integration costs (3)	481	23
Restructuring and related expenses	264	—
Loss (gain) on sale of assets (4)	225	—
EBITDA from Previously Discontinued Operations (5)	—	809
Changes in fair value of warrant liability	—	2
Payroll tax penalties	—	2,770
Debt modification and extinguishment costs (gain), net	—	109
Pro Forma Normalized EBITDA	$15,595	$25,966

(1)	Represents the annualized run-rate cost savings from optimization and restructuring initiatives implemented during the period. These adjustments reflect the impact as if such cost savings had been realized for the entire period presented.
(2)	Represents non-cash charges related to stock-based compensation
(3)	Represents one-time costs associated with restructuring, including professional and legal fees
(4)	Represents a loss/(gain) recognized on the disposal of property, plant, and equipment and other assets
(5)	Represents loss related to discontinued operations

Source: XBP Global Holdings, Inc.